EXHIBIT 10.31



                  Date:                December 27, 1999






                  GUILDSOFT LIMITED
                  (as Chargor)

                  SILICON VALLEY BANK
                  (as Bank)



                  Mortgage Debenture


             FIELD FISHER WATERHOUSE 35 Vine Street London EC3N 2AA
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Contents


NO       HEADING                                                         PAGE

         CLAUSES

1.       Definitions and interpretation                                     1

2.       Covenant to pay                                                    5

3.       Mortgages and Charges                                              5

4.       Restrictions on other Securities and Disposals                    10

5.       Perfection of the Bank's Security                                 11

6.       Collection of Debts                                               13

7.       Conversion of Floating Charge                                     13

8.       Insurance                                                         15

9.       Undertakings by the Chargor                                       18

10.      Extension and Variation of the Law of Property Act 1925           26

11.      Appointment of Receiver                                           28

12.      No Liability as Mortgagee in Possession                           37

13.      Expenses                                                          38

14.      Power of Attorney                                                 39

15.      Protection of Purchasers                                          41

16.      Subsequent Charges                                                41

17.      Redemption of Prior Mortgages                                     42

18.      Set-Off                                                           42

19.      Payments                                                          43


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20.      Currency                                                          45

21.      Suspense Account                                                  46

22.      The Bank's Remedies                                               47

23.      Provisions Severable                                              49

24.      The Bank's Discretion                                             49

25.      Certificates                                                      49

26.      Assignment; Successors                                            49

27.      Discharge                                                         50

28.      Law and Jurisdiction                                              50

29.      Constitutional Documents                                          51

30.      Counterparts                                                      51

31.      Notices                                                           51

Schedule 1  Details of the Property                                        54

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THIS MORTGAGE DEBENTURE is made on December 27, 1999

BETWEEN

(1) GUILDSOFT LIMITED (Company No. 02567531) whose registered office is at Unit A, The Software Centre, East Way, Lee Mill Industrial Estate, Ivybridge, Devon PL21 9PE (the "CHARGOR"); and

(2) SILICON VALLEY BANK a California chartered bank having its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054, United States of America (the "BANK").

WITNESSES as follows:


1.       DEFINITIONS AND INTERPRETATION

1.1      DEFINED TERMS

         In this Mortgage Debenture:-

         "BANK'S RIGHTS" means any of the rights, powers and remedies provided by this Mortgage Debenture or by law;

         "BANK" means Silicon Valley Bank (and includes its successors in title and assigns);

         "CHARGED DEBTS" means the book and other debts and liabilities hereby charged as more particularly referred to in Clause 3.1(B)(ii);

         "COLLATERAL" means the property, assets and income of the Chargor for the time being mortgaged, assigned or charged (whether by way of fixed or floating charge) to the Bank by or pursuant to this Mortgage Debenture and each and every part thereof;

         "DEFAULT RATE" means the rate of interest described under the heading "Default Rate" in Section 1 of the Loan Agreement;

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         "ENVIRONMENTAL LAWS" means all laws (statutory, common or otherwise)
         including, without limitation, circulars, guidance notes and codes of practice from time to time relating to the protection of the environment (including, without limitation, any laws requiring the remediation of contaminated land or water), or regulating the carrying on of any process or activity on premises and any emissions from, and all waste produced by, such process or activity and any such chemicals or substances relating to the same whether relating to health and safety, the workplace, the environment or the provision of energy (including without limitation the Health and Safety at Work etc Act 1974, the Control of Pollution Act 1974, the Environmental Protection Act 1990, the Environment Act 1995, the Water Industry Act 1991, the Water Resources Act 1991, the Statutory Water Companies Act 1991, the Water Consolidation (Consequential Provisions) Act 1991, the Clean Air Acts, the Alkali & c. Works Regulation Act 1906, the Planning Hazardous Substances Act 1990, the Public Health Acts and the Radioactive Substances Act 1960 and any European Community legislation regarding the same) from time to time in force and any other instrument, plan, regulation, permission, authorisation and direction made or issued thereunder or deriving validity therefrom;

         "ENVIRONMENTAL LICENCE" means any permit, licence, authorisation, consent or other approval required by or given pursuant to any Environmental Laws;

         "GUARANTEE" means the Guarantee dated of even date herewith and made between the Chargor as guarantor and the Bank in respect of Datawatch Corporation;

         "PERMITTED ENCUMBRANCES" means any lien arising in the ordinary course of business of the Chargor

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         which is discharged in the ordinary course of such business;

         "PROPERTY" means all the freehold and/or leasehold properties (if any) more particularly described in the Schedule which is the subject of this security and refers to each and every part of the Property including all buildings, fixtures and fittings and fixed plant and machinery from time to time thereon owned by the Chargor and the proceeds of sale of all or any part thereof, and the benefit of any covenants for title given or entered into by any predecessor in title of the Chargor and any moneys paid or payable in respect thereof;

         "RECEIVER" means a receiver receivers or receiver and manager or administrative receiver or receivers appointed by the Bank under this Mortgage Debenture;

         "SECURED OBLIGATIONS" means all monies which now are or at any time hereafter may be or become due or owing by the Chargor to the Bank under or in connection with the Guarantee and all other liabilities (including, without limitation, liability to pay liquidated or unliquidated damages), whether actual or contingent, now existing or hereafter incurred by the Chargor to the Bank anywhere and in any manner whatever (and in either case whether due, owing or incurred by the Chargor alone or jointly with any other person(s) and in whatever name, form or style and whether as principal or surety) and all other monies and liabilities payable or to be discharged by the Bank under or pursuant to this Mortgage Debenture;

         "SECURITY INTEREST" means any mortgage, charge, pledge, lien, hypothecation, encumbrance, assignment, trust arrangement, title retention, or other security interest (other than a lien arising in the ordinary course of business by operation of law);

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         "SECURITY PERIOD" means the period commencing on the date of this
         Mortgage Debenture and ending on the date upon which all the Secured Obligations have been unconditionally and irrevocably paid and discharged in full; and

         "VAT" means Value Added Tax payable pursuant to the provisions of the Value Added Tax Act 1994 or any other tax amending, replacing or substituting the same.

1.2      TERMS DEFINED IN GUARANTEE

         Terms defined in the Guarantee shall unless otherwise defined in this Mortgage Debenture or unless the context otherwise requires, have the same meaning when used herein.

1.3      CONSTRUCTION OF CERTAIN TERMS

         In this Mortgage Debenture:

         (a) Clause headings are inserted for convenience only and shall not affect the construction of this Mortgage Debenture and unless otherwise specified, all references to Clauses and to Schedules (if any) are to clauses of, and the schedules to, this Mortgage Debenture and references to Sub-clauses are to sub-clauses of the Clause in which the reference appears;

         (b) Section 61 of the Law of Property Act 1925 shall govern the construction hereof, and where the context so admits, any reference herein to any statute or any provision of any statute shall be deemed to include reference to any statutory modification or re-enactment thereof and to any regulations or orders made thereunder and from time to time in force;

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         (c)      the masculine gender shall include the feminine and neuter genders and the singular shall include the plural and vice versa;

         (d) references to persons shall include references to bodies corporate and unincorporate;

         (e) references to any document are to be construed as references to such document as amended or supplemented from time to time; and

         (f) references to the Bank include references to any person or persons to whom the Bank may dispose of this Mortgage Debenture or any interest or right created by or existing under it and the successors in title to any such person in respect of any such interest or right.

1.4      EFFECT AS A DEED

         It is intended that this Mortgage Debenture take effect as a deed notwithstanding the fact that the Bank may only execute this document under hand.

2.       COVENANT TO PAY

         The Chargor covenants with the Bank that it will pay and discharge to the Bank the Secured Obligations on the due date therefor in the currency specified and otherwise in all respects in the manner provided in the Guarantee.

3.       MORTGAGES AND CHARGES

3.1      MORTGAGES AND FIXED AND FLOATING CHARGES

         The Chargor, with full title guarantee, hereby (and to the intent that the security so constituted shall be a continuing security in

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         favour of the Bank) charges with the payment and discharge of the
         Secured Obligations:

         (A) by way of first legal mortgage the Property.

         (B) by way of first fixed charge (which so far as it relates to land in England and Wales and Northern Ireland vested in the Chargor at the date hereof shall be a charge by way of legal mortgage) the following namely:-

                  (i) all estates and other interests in freehold, leasehold and other immovable property wheresoever situate now or hereafter belonging to the Chargor (including, without limitation, all its right, title and interest in the Property (other than so far as the same is charged by way of first legal mortgage under sub-clause (A)) and all buildings, trade and other fixtures, fixed plant and machinery belonging to the Chargor from time to time on any such freehold, leasehold and other immovable property;

                  (ii) all book and other debts and monetary claims now or at any time hereafter due or owing or incurred to the Chargor including all accounts with banks (including but not limited to the account referred to in Clause 6.1) and the moneys deposited therein and interest accruing the arrears and claims arising in respect of accounts, together with the full benefit of all guarantees and securities therefor and indemnities in respect thereof and all liens, reservations of title, rights of tracing and other rights enabling the Chargor to enforce any such debts or claims;

                  (iii) the benefit of all insurance policies and contracts of insurance

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                           relating to the Property and all moneys payable under
                           any such policies and contracts and all VAT payable on the same;

                  (iv) the benefit of all rentals, rents, service charges and licence fees (if any) payable under or in respect of any lease, underlease, tenancy or agreement for lease affecting the Property and all VAT payable on the same, and of all personal covenants given by any tenant or occupier of the Property or guarantor of such tenant or occupier to the Chargor;

                  (v) the Chargor's rights now or hereafter to recover any VAT on any supplies made to it relating to the Property and any sums so recovered;

                  (vi) the benefit of all contracts, deeds, undertakings, agreements, rights, warranties, securities, covenants, guarantees, bonds and indemnities of any nature now or at any time enjoyed or held by the Chargor and relating to the Property (including but without limitation any deposit or other sum paid by way of security or paid under any contract for the sale of the Property or any part thereof or under any option contract relating to the Property (whether or not such deposit is forfeited), and all compensation paid in relation to the Property) and all VAT payable on the same;

                  (vii) all stocks, shares, debentures, loan capital, rights to subscribe for, convert other securities into or otherwise acquire any stocks, shares, debentures and loan capital of any other body corporate now or at any time

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                           hereafter belonging to the Chargor, together with all
                           dividends, interest and other income and all other rights of whatsoever kind deriving from or incidental to any of the foregoing;

                  (viii) the goodwill of the Chargor and its uncalled capital now or at any time hereafter in existence and future calls (whether made by the directors of the Chargor or by a Receiver appointed hereunder or a liquidator);

                  (ix) all and any sums payable, by purchasers or others, upon the disposal (whether by transfer, assignment or otherwise) of, or the grant or creation of, any interest in the Property or any part thereof, and including any other sums of a capital nature derived from the Property or any part thereof, and including, compensation or damages received for any use or disturbance, blight or compulsory purchase in respect of the Property or any part thereof, after deduction in each case of all reasonable costs and expenses directly and properly incurred in connection with such disposal, grant or creation;

                  (x) all chattels now or at any time hereafter hired, leased or rented by the Chargor to any other person together in each case with the benefit of the related hiring, leasing or rental contract and any guarantee, indemnity or other security for the performance of the obligations of any person under or in respect of such contract insofar as the same are capable of being charged; and

                  (xi) all present and future copyrights, patents and all registered patents owned

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                           by the Chargor from time to time and all applications
                           for registration of any patent owned by the Chargor from time to time, design rights and all registered designs owned by or licenced by or to the Chargor from time to time, trademarks and all applications for trademarks (and all goodwill associated therewith), service marks and all applications for service marks, brand names and/or business names, inventions, design rights, all trade secrets and know-how and all other intellectual property rights whatsoever without limitation, whether registered or unregistered in all or any part of the world in which the Chargor is legally, beneficially or otherwise interested and the benefit of any pending applications for the same and all benefits deriving therefrom and thereunder including but not limited to royalties, fees, profit sharing agreements and income arising therefrom and all licences in respect of or relating to any intellectual property rights, whether such licences are granted to the Chargor or granted by the Chargor.

         (C) By way of first floating charge the whole of the Chargor's undertaking and all its property, rights and assets whatsoever and wheresoever, present and future, other than any property or assets from time to time or for the time being effectively charged to the Bank by way of the legal mortgage or fixed charge or assigned to the Bank by sub-clauses (A) or (B) of Clause 3.1 respectively or otherwise pursuant to this Mortgage Debenture.

3.2      CONTINUING SECURITY

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         The security from time to time constituted by or pursuant to this
         Mortgage Debenture shall:-

         (a) be in addition to and shall be independent of every bill, note, guarantee, mortgage or other security which the Bank may at any time hold for any of the Secured Obligations and it is hereby declared that no prior or other security or other interest held by the Bank over the Collateral or any part thereof shall merge in the security created hereby or pursuant thereto; and

         (b) remain in full force and effect as a continuing security until the discharge and satisfaction of all the Secured Obligations and the Chargor is under no further obligation actual or contingent under this Mortgage Debenture.

4.       RESTRICTIONS ON OTHER SECURITIES AND DISPOSALS

4.1      NEGATIVE PLEDGE

         The Chargor shall not at any time without the prior written consent or agreement of the Bank (and to the intent that any purported dealing in contravention of this Clause shall be void and of no effect):-

         (a) create, or purport to create, extend or permit to subsist any mortgage or other fixed security, floating charge, pledge, hypothecation or lien (other than a lien arising by operation of law) or other security interest of any kind, whether in any such case ranking in priority to or PARI PASSU with or after the fixed and floating charges created by the Chargor under Clause 3.1 above or any other security of the Bank created pursuant to this Mortgage Debenture other than the Permitted Encumbrances; or

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         (b)      sell, transfer, lease, lend or otherwise dispose of, whether by means of one or a number of transactions related or not and whether at one time or over a period of time, the whole or any material part of the Chargor's undertaking or of its assets, or enter into an agreement for sale, transfer, lease, loan or other disposal of the whole or any such part.

4.2      RESTRICTION AT HM LAND REGISTRY

         In the case of any part of the Property consisting of land which is for the time being registered at HM Land Registry, the Chargor and the Bank jointly apply to the Chief Land Registrar to enter a restriction in the Proprietorship Register of the relevant title or titles in the following terms:

         "EXCEPT UNDER AN ORDER OF THE REGISTRAR NO DEALING BY THE PROPRIETOR OF THE PROPERTY COMPRISED IN THIS TITLE OR MADE IN EXERCISE OF A POWER OF SALE UNDER ANY CHARGE SUBSEQUENT TO CHARGE NUMBER [ o ] IN THE CHARGES REGISTER IS TO BE REGISTERED WITHOUT THE CONSENT OF THE PROPRIETOR FOR THE TIME BEING OF THE CHARGE NUMBER [ o ] IN THE CHARGES REGISTER".

         The "charge number [ o ]" referred to above will be the entry number in the Charges Register of the relevant title which relates this Mortgage Debenture."

5.       PERFECTION OF THE BANK'S SECURITY

5.1      FURTHER ASSURANCE

         The Chargor shall from time to time, whensoever requested by the Bank and at the Chargor's cost, execute in favour of the Bank, or as it may direct, such further or other legal assignments, transfers, mortgages, legal or other charges or

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         securities as in each such case the Bank shall reasonably stipulate over the Chargor's estate or interest in any property or assets of whatsoever nature or tenure and wheresoever situate and forming part of the Collateral for perfecting the security intended to be created by this Mortgage Debenture and for facilitating the realisation of the Collateral. Without prejudice to the generality of the foregoing, such assignments, transfers, mortgages, legal or other charges, or securities shall be in such form as shall be prepared on behalf of the Bank and may contain provisions such as are herein contained or provisions to the like effect and/or such other provisions of whatsoever kind as the Bank shall reasonably consider requisite for the improvement or perfection of the security constituted by or pursuant to this Mortgage Debenture (but not otherwise). The obligations of the Chargor under this Clause 5.1 shall be in addition to and not in substitution for the covenants for further assurance deemed to be included herein by virtue of the Law of Property (Miscellaneous Provisions) Act 1994.

5.2      DEPOSIT OF TITLE DEEDS

         The Chargor shall immediately upon the execution of this Mortgage Debenture (or upon becoming possessed thereof at any time hereafter) deposit with the Bank all deeds, certificates and other documents constituting or evidencing title to the Collateral or any part thereof.

5. 3     AFFIXING OF NOTICES

         The Chargor shall, whenever requested by the Bank and at the Chargor's cost, affix to such items of the Collateral or register, endorse or cause to be registered or endorsed on such documents as are referred to in Clause 5.2 as the Bank shall in each case stipulate, labels, signs or memoranda in such form as the Bank shall reasonably require referring or drawing attention

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         to the security constituted by or pursuant to this Mortgage Debenture.

5.4      NOTICES TO THIRD PARTIES

         The Chargor will from time to time as requested by the Bank deliver any notices to any third party having rights or liabilities in or to any of the Collateral will procure the issue by such third party of acknowledgements reasonably required by the Bank.

6.       COLLECTION OF DEBTS

6.1      COLLECTION AND PAYMENT INTO DESIGNATED ACCOUNT

         The Chargor shall at all times during the continuance of the security constituted by or pursuant to this Mortgage Debenture get in and realise and pay into a designated account in the name of the Chargor with such bank as the Bank may stipulate all monies which the Chargor may receive in respect of the Charged Debts, and if its authority to do so is terminated by the Bank giving notice following an Event of Default under either of the Loan Agreements, shall not draw money from such account.

6.2      NOT TO DEAL

         The Chargor shall not at any time following an Event of Default under either of the Loan Agreements without the prior written consent of the Bank deal with the Charged Debts or other monies otherwise than by getting in the same and making payment thereof into such designated account referred to in Clause 6.1. Without prejudice to the generality of the foregoing, the Chargor shall not at any such time factor or discount any of such debts or claims or enter into any agreement for such factoring or discounting.

7.       CONVERSION OF FLOATING CHARGE

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7.1      BY NOTICE

         The Bank shall be entitled immediately upon the occurrence of any Event of Default under either of the Loan Agreements or at any time thereafter or if the Bank reasonably considers such assets to be in danger of being seized or sold under any form of distress, attachment, execution or other legal process or to be otherwise in jeopardy, by notice in writing to the Chargor to convert the floating charge created by Clause 3.1(C) into a fixed charge affecting all the property and assets which for the time being are the subject of such floating charge or, as the case may be, such of the said property and assets as are specified by such notice. This provision shall not preclude the floating charge from becoming fixed in any of the events in which under this Mortgage Debenture or under the general law it would do so.

7.2      AUTOMATIC CONVERSION

         The floating charge hereby created shall (in addition to the circumstances in which the same will occur under general law) automatically be converted into a fixed charge:

         (a) on the convening of any meeting of the members of the Chargor to consider a resolution to wind the Chargor up (or not to wind the Chargor up);

         (b) on the presentation of a petition (other than a frivolous or vexatious petition) to wind the Chargor up; or

         (c) if the Chargor fails to comply with its obligations under Clause 4.1.

7.3 Service by the Bank of a notice pursuant to Clause 7.1 in relation to any class of the

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         Chargor's assets shall not be construed as a waiver or abandonment of the Bank's rights to serve similar notices in respect of any other class of assets or of any other of the rights of the Bank.

8.       INSURANCE

8.1      REQUIRED COVER

         The Chargor shall at all times during the subsistence of the security constituted by or pursuant to this Mortgage Debenture comply with all covenants, undertakings and conditions as to insurance of any part of the Collateral in any of the Loan Documents and/or required by the terms of any lease, agreement for lease or tenancy granted by the Chargor or to which any of the Collateral is for the time being subject or under which the Chargor derives its estate or interest therein and, subject to the foregoing and so far as this Clause is not inconsistent with the said terms of such lease, agreement for lease or tenancy, the Chargor shall at all such times:-

         (a) cause all buildings, trade and other fixtures, fixed and other plant and machinery forming part of the Collateral (if any) to be insured and to be kept insured:-

                  (i) (if the Bank shall so stipulate) in an insurance office or with underwriters approved by the Bank against loss or damage by fire, and all such other risks which it is usual to insure against in the case of the relevant Collateral (including, in the case of the Property, full cover against terrorism to the extent available) and against such other or additional risks as the Bank shall direct, to the full reinstatement value thereof (together in the case of the Property with additional amounts estimated as sufficient to cover

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                           architects', surveyors' and other requisite
                           professional advisers' fees in relation to the reinstatement of the Property and five years' loss of rent and Service Charge in respect of the Property and the costs of demolition, site clearance and shoring-up and VAT on the cost of reinstatement) and with the interest of the Bank noted on the policy of insurance and providing for the Bank to be the loss payee thereunder (or, if the Bank shall so direct, in the joint names of the Chargor and the Bank); or

                  (ii) (if and to the extent that the Bank does not so stipulate) in such insurance office of repute as shall have been selected by the Chargor or with Lloyd's underwriters on the same basis as insurances are maintained by prudent companies carrying on businesses comparable with that of the Lessee and on a comparable scale as regards the property and assets insured, the insured risks and the classes of risk to be covered; and

                  (iii) procure that any such policy of insurance contains a Bank protection clause whereby the insurance effected will not be vitiated or avoidable as against a mortgagee in the event of any misrepresentation act or neglect or failure to disclose on the part of the Chargor (subject to the payment of any increased premium required by the insurer) and a Landlord protection clause whereby the insurance will not be vitiated or avoidable as against the Chargor or the mortgagee as a result of anything done or omitted by a tenant of the Property without the knowledge of the Chargor and the mortgagee (subject

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                           to usual terms as to notification and payment of
                           additional premiums),

         (b) procure that there are maintained such other insurances as are normally maintained by prudent persons carrying on similar businesses to the Lessee or which may be required by the Bank (acting reasonably) including without limitation insurance against liability to third parties arising out of the ownership or occupation of the Property or the state or condition thereof;

         (c) duly and punctually pay all premiums and other moneys payable under all such insurances as aforesaid and as soon as reasonably practicable following written request by the Bank produce to the Bank the premium receipts or other evidence of the payment thereof; and

         (d) (if so required by the Bank) deposit all policies and other contracts of insurance relating to the Collateral or any part thereof with the Bank or produce the same to the Bank for inspection.

8.2      BANK'S RIGHT TO INSURE

         If default shall be made by the Chargor in complying with Clause 8.1 after a reasonable demand regarding such has been made by the Bank to the Chargor in writing it shall be lawful for the Bank, but not obligatory on the Bank, to insure and keep insured such Collateral either in its own name or in its name and that of the Chargor jointly or in the name of the Chargor with an endorsement of the Bank's interest. The monies expended by the Bank on so effecting or renewing any such insurance shall be reimbursed by the Chargor to the Bank on demand and until so reimbursed shall carry interest from the date of payment to the date of reimbursement at the Default Rate.

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

8.3      TRUST

         All claims and monies received or receivable under any such insurance as aforesaid shall (subject to the rights and claims of and obligations of the Chargor to any prior mortgagee or chargee or any lessee, lessor or landlord of any part of the Collateral) be held by the Chargor in trust for the Bank and shall be applied by the Chargor in repaying or reducing the Secured Obligations or, if the Bank shall so require, in repairing, replacing, restoring or rebuilding the property damaged or destroyed.

8.4      NO AVOIDANCE OF INSURANCE

         The Chargor shall not do any act or commit any default by which any policy of insurance may become void or voidable.

8.5      PAYMENT OF PROCEEDS

         The Chargor shall not do any act or commit any default by which the Bank may be prevented from receiving all monies payable under any policy of insurance relating to the Collateral and shall ensure that all sums at any time payable under any of such policies of insurance of the Collateral shall be paid to the Bank.

9.       UNDERTAKINGS BY THE CHARGOR

         The Chargor hereby undertakes with the Bank that the Chargor will at all times while there shall subsist any security constituted by or pursuant to this Mortgage Debenture:-

         (a)      INFORMATION

                  provide the Bank, its employees, professional advisers and agents with all such information respecting the Chargor's business and affairs as the Bank may from time to time require;

         (b)      PAY OUTGOINGS

                  punctually pay or cause to be paid all rents, rates, taxes, duties, assessments and other outgoings payable in respect of the Collateral or any part thereof;

         (c)      REPAIR

                  keep all buildings and erections on or forming part of the Property or any other freehold or leasehold property hereby charged in good and substantial repair and condition and adequately and properly painted and decorated and keep the fixtures and fittings thereon and all plant, machinery, implements and other effects for the time being owned by it in a good state of repair and in good working order and condition (in each case replacing, rebuilding, and renewing the same when necessary);

         (d)      RIGHT OF ENTRY

                  permit the Bank and such persons as the Bank may from time to time for that purpose appoint at reasonable times and upon reasonable notice to enter and inspect and view the state and condition of the Property and if any unauthorised alterations or additions or any defects or disrepair are found upon such inspection the Bank may enter onto the Property and execute such replacements or removals, repairs or works as may be necessary, the cost of which shall be paid by the Chargor to the Bank on demand. The Chargor shall not be in breach of this undertaking where the terms of any lease prohibit such entry and the Chargor, having used all reasonable endeavours to obtain the relevant tenant's consent to such entry, has failed to obtain the requisite permission;

         (e)      LEASES AND USE

                  not without the prior written consent of the Bank:

                  (i) grant or agree to grant (whether in exercise of any statutory power or otherwise) any lease, underlease, tenancy or agreement for lease affecting the Collateral;

                  (ii) confer or agree to confer on any other person any other right or licence to occupy any land or buildings forming part of the Collateral or grant any licence to assign or sub-let the Collateral or any part thereof;

                  (iii) waive, release or vary or agree to waive, release or vary any of the terms of any lease, underlease, tenancy or agreement for lease affecting the Collateral including the determination or review of any rent payable thereunder nor exercise any power to terminate or extend the same;

                  (iv) forfeit nor commence proceedings for forfeiture nor exercise any right of re-entry nor accept the surrender of any lease, underlease, tenancy or agreement for lease affecting the Collateral; or

                  (v) change or permit or suffer to be changed the present user of any part of the Collateral,

         (f)      ENVIRONMENTAL
                  not cause, permit or suffer any substance, the presence of which may require work of containment, restoration or clean up to be undertaken under any applicable law whether on or off the Collateral, or which causes or threatens to cause either a nuisance under the provisions of the Environmental Protection Act 1990 or the Environment Act 1995, or the presence of which on adjacent properties could constitute a trespass by the Chargor or which in an uncontained form may cause pollution of the environment or harm to human health or detriment to the amenities of the locality or which is otherwise toxic, explosive, corrosive, radioactive, carcinogenic or mitogenic, to be brought upon, treated, kept, stored, disposed of, discharged, released, processed, produced, manufactured, generated, refined or used upon, above or beneath any freehold or leasehold forming part of the Collateral;

         (g)      PERFORM LEASE COVENANTS

                  observe and perform or (as the case may be) enforce the observance and performance of all regulations, covenants and provisions reserved by or contained in any lease, agreement for lease or tenancy agreement affecting the Collateral and neither take any step nor omit to take any step whatsoever if in consequence of the taking or omission to take such step such lease, agreement for lease or tenancy agreement may be surrendered or forfeited or the rent thereunder may be increased;

         (h)      PERFORM RESTRICTIVE AND OTHER COVENANTS

                  observe and perform all restrictive and other covenants and stipulations for the time being affecting any part of the

                  Collateral or the use or the enjoyment of the same or any part thereof;

         (i)      INDEMNITY AGAINST OUTGOINGS

                  indemnify the Bank (and as a separate covenant any Receiver or Receivers appointed by it) against all existing and future rents, taxes, duties, fees, renewal fees, charges, assessments, impositions and outgoings whatsoever (whether imposed by deed or statute or otherwise and whether in the nature of capital or revenue and even though of a wholly novel character) which now or at any time during the continuance of the security constituted by or pursuant to this Mortgage Debenture are payable in respect of the Collateral or any part thereof or by the owner or occupier thereof and so that if any such sums as are referred to in this sub-paragraph (i) of Clause 9.1 shall be paid by the Bank (or any such Receiver or Receivers) the same shall be repaid by the Chargor on demand with interest from the time or respective times of the same having been paid at the Default Rate;

         (j)      COMPLY WITH STATUTORY PROVISIONS

                  comply or cause compliance in all respects with the provisions of all statutes for the time being in force and requirements of any competent authority relating to the Collateral or anything done thereon by the Chargor and in particular (but without prejudice to the generality of the foregoing) to observe and perform or cause to be observed and performed all the provisions and requirements of the Town and Country Planning Act 1990, the Planning (Listed Buildings and Conservation Areas) Act 1990, the Planning (Hazardous Substances) Act 1990, the Planning

                  (Consequential Provisions) Act 1990, the Planning and Compensation Act 1991 and any Act amending, replacing or modifying such Acts and all regulations and orders thereunder (together, the "PLANNING ACTS") and the Registered Homes Act 1984 and all regulations and orders thereunder and before the Chargor serves any discretionary notices the Chargor will obtain the Bank's consent and to obtain or cause to be obtained any development or other consent which may be requisite by reason of the development of or on any of the Collateral;

         (k)      VAT

                  not without the prior written consent of the Bank to exercise any option to waive exemption from VAT in relation to the Collateral or any part thereof and to give to the Bank on demand all such details of the Chargor's registration for VAT purposes as the Bank shall require;

         (l)      SUPPLY DETAILS OF NOTICES RECEIVED

                  give full particulars to the Bank of any notice or order or proposal for a notice or order made, given or issued to the Chargor under or by virtue of any statute including (without prejudice to the generality of the foregoing) the Planning Acts, or any regulation or order issued thereunder, within seven days of receipt of such notice, order or proposal by the Chargor and, if so required by the Bank, to produce such notice, order or proposal to the Bank or its agents and also as soon as practicable take all reasonable and necessary steps to comply with any such notice, order or proposal or (if required to do so by the Bank) to join with the Bank at the cost of the Chargor in making such representation or appeals as the Bank may deem fit in respect of any such notice, order or proposal and (without prejudice to the generality of the foregoing) at all times during the continuance of this security to give to the Bank or its agents such information as they shall reasonably require as to all matters relating to the Collateral;

         (m)      NOT TO WASTE

                  not do or permit or suffer to be done in or upon the Collateral any waste, spoil or destruction nor to make or permit any development, alteration or addition whatsoever, structural, external, internal or otherwise, or any change of user, to the Collateral without the consent in writing of the Bank (which shall not be withheld where the Chargor cannot withhold it under the terms of any Lease) and in the event of the Bank giving any such consent as aforesaid to carry out all such works in accordance with the provisions and conditions of the consent and to the reasonable satisfaction of the Bank; provided that the consent of the Bank shall not be required in the case of minor alterations to shop fronts or fascias nor in the case of internal non-structural alterations;

         (n)      CHARGED DEBTS

                  not without the prior written consent of the Bank release, exchange, compound set-off, grant time or indulgence in respect of or in any other manner, deal with all or any of the Charged Debts otherwise than in the ordinary course of its business or except as expressly provided for herein;

         (o)      NOTIFY MATERIAL MATTERS

                  notify the Bank of any matters materially affecting the value, enforceability or collectability of any part of the Collateral and of all material disputes, counterclaims, returns and rejections by or of customers of the Company;

         (p)      COMPLIANCE WITH ENVIRONMENTAL LICENCES

                  obtain all requisite Environmental Licences applicable to the Collateral and comply with the terms and conditions of the same;

         (q)      COMPLIANCE WITH ENVIRONMENTAL LAWS

                  comply with all Environmental Laws applicable to the Collateral and not permit a contravention of the same;

         (r)      NOTIFY CLAIMS

                  notify the Bank of the receipt of and contents of all claims, notices or other communications in respect of any alleged breach of any Environmental Licences or any Environmental Laws which may, if substantiated, have a material adverse effect on the market value of the Collateral and shall forthwith take such steps as the Bank may reasonably direct to remedy and/or cease the continuation of any such alleged breach;

         (s)      PAY ENVIRONMENTAL LICENCE FEES

                  promptly pay all fees and other charges in respect of any Environmental Licence applicable to the Collateral;

         (t)      NOTIFY NOTICES CONCERNING ENVIRONMENTAL LICENCES

                  forthwith notify the Bank of the receipt of and the contents of any notices or other communications varying or suspending any Environmental Licence relating to the

                  Collateral and forthwith take such steps as the Bank may reasonably direct to reinstate in full force and effect any Environmental Licence so varied or suspended;

         (u)      SUPPLY ENVIRONMENTAL REPORTS

                  forthwith supply the Bank with copies of any environmental reports, audits or studies undertaken in relation to the Collateral; and

         (v)      ENVIRONMENTAL INDEMNITY

                  indemnify the Bank and each Receiver appointed under this Mortgage Debenture and their respective officers, employees, agents and delegates (together the "INDEMNIFIED PARTIES") against any cost or expense suffered or incurred by them which:-

                  (i) arises by virtue of any actual or alleged breach of any Environmental Laws (whether by the Chargor, an Indemnified Party or any other person);

                  (ii) would not have arisen if this Mortgage Debenture had not been executed; and

                  (iii) was not caused by the negligence or wilful default of the relevant Indemnified Party.

10.      EXTENSION AND VARIATION OF THE LAW OF PROPERTY ACT 1925

10.1     POWER OF SALE

         Section 103 of the Law of Property Act 1925 shall not restrict the exercise by the Bank of the statutory power of sale conferred on it by section 101 of such Act, which power shall arise and may be exercised by the Bank immediately upon and at any time after the the Bank has made demand under the Guarantee and the provisions of the said Act relating to and regulating the exercise of the said power of sale shall, so far as they relate to the security constituted by or pursuant to this Mortgage Debenture, be varied and extended accordingly.

10.2     STATUTORY POWERS OF LEASING

         The statutory powers of leasing, letting, entering into agreements for leases or lettings and accepting and agreeing to accept surrenders of leases conferred by Sections 99 and 100 of the said Act shall not be exercisable by the Chargor in relation to any part of the Collateral without the prior written consent of the Bank, but the foregoing shall not be construed as a limitation of the powers of any Receiver appointed hereunder and being an agent of the Chargor. Such statutory powers shall be exercisable by the Bank upon or at any time after the occurrence of an Event of Default and, whether or not the Bank shall then be in possession of the premises proposed to be leased, so as to authorise the Bank to make a lease or agreement for lease at a premium and for any length of term and generally without any restriction on the kinds of leases and agreements for lease that the Bank may make and generally without the necessity for the Bank to comply with any restrictions imposed by or the other provisions of the said Sections 99 and 100. The Bank may delegate such powers to any person and no such delegation shall preclude the subsequent exercise of such powers by the Bank itself or preclude the Bank from making a subsequent delegation thereof to some other person; and any such delegation may be revoked.

10.3     CONSOLIDATION OF MORTGAGES

         The restriction on the right of consolidating mortgage securities contained in Section 93 of the Law of Property Act 1925 shall not apply to this Mortgage Debenture.

11.      APPOINTMENT OF RECEIVER

11.1     TIMING OF APPOINTMENT AND JOINT RECEIVERS

         At any time after having been requested so to do by the Chargor or at any time after making demand under the Guarantee following an Event of Default, the Bank may appoint one or more persons to be a Receiver or Receivers of the whole or any part of the Collateral. The Bank may:-

         (i)      remove any Receiver previously appointed hereunder; and

         (ii) appoint another person or other persons as Receiver or Receivers, either in the place of a Receiver so removed or who has otherwise ceased to act or to act jointly with a Receiver or Receivers previously appointed hereunder.

         If at any time and by virtue of any such appointment(s) any two or more persons shall hold office as Receivers of the same assets or income, each one of such Receivers shall be entitled (unless the contrary shall be stated in any of the deed(s) or other instrument(s) appointing them) to exercise all powers and discretions hereby or by law conferred on Receivers individually and to the exclusion of the other or others of them.

11.2     FORM OF APPOINTMENT AND REMOVAL

         Every such appointment or removal, and every delegation, appointment or removal by the Bank in the exercise of any right to delegate its power or to remove delegates herein contained, may be made either by deed or by instrument in writing under the hand of any officer of the Bank or any person authorised in writing in that behalf by any such officer.

11.3     POWERS OF RECEIVER - STATUTORY

         Every Receiver for the time being holding office by virtue of an appointment made by the Bank hereunder shall (subject to any limitations or restrictions expressed in the deed or other instrument appointing him but notwithstanding any winding-up or dissolution of the Chargor) have, in relation to the Collateral, or as the case may be, that part of the Collateral in respect of which he was appointed:-

         (a) all the powers (as varied and extended by the provisions hereof) conferred by the Law of Property Act 1925 on mortgagors and on mortgagees in possession and receivers appointed under the Act; and

         (b) power in the name or on behalf and at the cost of the Chargor to exercise all powers and rights of an absolute owner and do or omit to do anything which the Chargor itself could do.

11.4     POWERS OF RECEIVER - SPECIFIC

         In addition and without prejudice to the generality of the foregoing or any other provision of this Mortgage Debenture, every Receiver for the time being holding office by virtue of an appointment made by the Bank hereunder shall (notwithstanding any winding-up or dissolution of the Chargor) have the following powers, namely:-

         (i)      TAKE POSSESSION

                  power to take possession of, collect and get in all or any part of the Collateral and for that purpose to make, or to require the directors of the Chargor to make, calls upon the holders of the Chargor's share capital in respect of any such capital of the Chargor which remains uncalled and to enforce payment of calls so made and any previous unpaid calls by taking proceedings in the name of the Chargor or by his own name;

         (ii)     CARRY ON BUSINESS

                  power to carry on, manage, develop, amalgamate, reconstruct or diversify the whole or any part of the Chargor's business, including the power where the Chargor has one or more subsidiaries of supervising, controlling and financing such subsidiary or subsidiaries (inclusive of any bodies corporate as are referred to in sub-paragraph (iv) below) and its or their business or businesses and the conduct thereof;

         (iii)    SELL ASSETS

                  power to sell or assign all or any of the Charged Debts or Collateral in such manner and generally upon such terms and conditions as he thinks fit and to convey the same in the name of the Chargor;

         (iv)     FORM SUBSIDIARIES

                  power to promote, or subscribe for or otherwise acquire the share capital of any body corporate with a view to such body corporate becoming a subsidiary of the Chargor and purchasing, leasing or otherwise acquiring an interest in the whole or any part of the Collateral or carrying on any business in succession to the Chargor or any subsidiary of the Chargor;

         (v)      SEVER

                  power to sever and sell separately from the Collateral all or any fixed plant and machinery and other fixtures and fittings relevant thereto;

         (vi)     IMPROVE, DEVELOP OR REPAIR

                  power to alter, improve, develop, complete, construct, modify, refurbish or repair any building or land and to complete or undertake or concur in the completion or undertaking (with or without modification), of any project in which the Chargor was concerned or interested prior to his appointment being a project for the alteration, improvement, development, completion, construction, modification, refurbishment or repair of any building or land;

         (vii)    NO STATUTORY RESTRICTION ON SALE ETC

                  power to sell, lease or otherwise dispose of or concur in selling, leasing, accepting surrenders or otherwise disposing of the whole or any part of the Collateral without the restriction imposed by Section 103 of the Law of Property Act 1925 or the need to observe any of the restrictions or other provisions of Section 99 or 100 of the said Act and upon such terms as he shall think fit;

         (viii)   METHOD OF SALE OR DISPOSAL

                  power to carry any sale, lease or other disposal of any land or buildings and other property and assets into effect by conveying, transferring, assigning or leasing in the name of the Chargor and for that purpose to enter into covenants and other contractual obligations in the name of and so as to bind the Chargor;

         (ix)     CONSENTS AND LICENCES

                  power to apply for and obtain any appropriate consents, licences or approval in relation to the Collateral, its use or development;

         (x)      ADDITIONAL LAND AND EASEMENTS

                  power to acquire additional land or any interest therein and/ or easements for the benefit of any of the Collateral and power to grant easements or rights over the Collateral;

         (xi)     CHARGOR'S NAME

                  power to use the Chargor's name for registration and to effect any necessary election for tax or other purposes;

         (xii)    COMPROMISE

                  power to make any arrangement or compromise or settlement of claims or enter into any contracts or arrangements as he shall think fit;

         (xiii)   INSURANCES

                  power to effect and renew insurances;

         (xiv)    PROCEEDINGS

                  power to take or defend proceedings in the name of the Chargor including proceedings for the compulsory winding-up of the Chargor and proceedings for directions under Section 35(1) of the Insolvency Act 1986 and power to settle and compromise any proceedings;

         (xv)     EMPLOYEES

                  power to employ, engage and appoint such managers, agents, servants and other employees and professional advisers on such terms as he shall think fit including without limitation power to engage his own firm in the conduct of the receivership;

         (xvi)    BORROW MONEY

                  power to raise or borrow money from the Bank or any other person to rank for payment in priority to the security constituted by or pursuant to this Mortgage Debenture and with or without a mortgage or mortgage debenture on the Collateral or any part of it;

          (xvii)  GENERAL POWERS

                  power to do all such other things as may seem to the Receiver to be incidental or conducive to any other power vested in him or to be conducive to the realisation of the security constituted by or pursuant to this Mortgage Debenture as if he were the absolute beneficial owner of the Collateral;

         (xviii)  PROTECTION OF ASSETS

                  to make and effect all repairs and insurances and do all other acts which the Company might do in the ordinary conduct of its business as well for the protection as for the improvement of the Collateral and to commence and/or complete any building operations on the Collateral and to apply for and maintain any planning permissions, building regulation approvals and any other permissions, consents or licences, in each case as he may in his absolute discretion think fit;

         (xix)    LEASES

                  to let all or any part of the Collateral for such term and at such rent (with or without a premium) as he may think proper and to accept a surrender of any lease or tenancy thereof on such terms as he may think fit (including the payment of money to a lessee or tenant on a surrender); and

         (xx)     RECEIPTS

                  to give valid receipts for all moneys and execute all assurances and things which may be proper or desirable for realising the Collateral.

11.5     CONSIDERATION ON DISPOSAL

         In making any sale or other disposal of any of the Collateral in the exercise of their respective powers (including a disposal by the Receiver to any such subsidiary as is referred to in Clause 11.4 (iv)) the Receiver or the Bank may accept, by way of consideration for such sale or other disposal, cash, shares, loan capital or other obligations, including without limitation consideration fluctuating according to or dependent upon profit or turnover and consideration the amount whereof is to be determined by a third party. Any such consideration may be receivable in a lump sum or by instalments and upon receipt by the Receiver shall IPSO FACTO be and become charged with the payment of the Secured Obligations. Any contract for any such sale or other disposal by the Receiver or the Bank may contain conditions excluding or restricting the personal liability of the Receiver or the Bank. Plant, machinery and other fixtures may be severed and sold in the exercise of their respective powers by the Receiver or the Bank separately from the premises to which they are attached without any consent being obtained from the Chargor.

11.6     APPLICATION OF PROCEEDS

         All monies received by the Bank or any Receiver appointed under this Mortgage Debenture shall (subject to the rights and claims of any person having a security ranking in priority to the security constituted by or pursuant to this Mortgage Debenture) be applied in the following order:

         (i) in the payment of or provision for all costs, charges and expenses incurred and payments made by the Bank and in the payment of all costs, charges and expenses of and incidental to the Receiver's appointment and the payment of his remuneration;

         (ii) in the payment and discharge of any liabilities incurred by the Receiver on the Chargor's behalf in the exercise of any of the powers of the Receiver;

         (iii) in providing for the matters (other than the remuneration of the Receiver) specified in the first three paragraphs of
                  Section 109(8) of the Law of Property Act 1925;

         (iv) in or towards payment of any debts or claims which are by statute payable in preference to the Secured Obligations but only to the extent to which such debts or claims have such preference;

         (v)      in or towards the satisfaction of the Secured Obligations,

         and any surplus shall be paid to the Chargor or other person entitled thereto.

         The provisions of this Clause 11.6 and of Clause 11.8 shall take effect as and by way of variation and extension to the provisions of the said section 109, which provisions as so varied and extended shall be deemed incorporated herein.

11.7     RECEIVER AS AGENT

         Every Receiver so appointed shall be deemed at all times and for all purposes to be the agent of the Chargor which shall be solely responsible for his acts and defaults and liable on any contracts or engagements made or entered into by him and for the payment of his remuneration. The Bank shall not be responsible for his misconduct, negligence or default.

11.8     RECEIVER'S REMUNERATION

         Every Receiver so appointed shall be entitled to remuneration for his services at a rate to be fixed by agreement between him and the Bank (or, failing such agreement, to be fixed by the Bank) appropriate to the work and responsibilities involved upon the basis of charging from time to time adopted in accordance with his current practice or the current practice of his firm and without being limited to the maximum rate specified in Section 109(6) of the Law of Property Act 1925. The amount of such remuneration may be debited by the Bank to the Chargor, but shall in any event form part of the Secured Obligations.

11.9     MONIES ACTUALLY RECEIVED

         Only monies actually paid by the Receiver to the Bank in satisfaction or discharge of the Secured Obligations and unconditionally and irrevocably retained by the Bank shall be capable of being applied by the Bank in satisfaction thereof.

11.10    RECEIVER'S INDEMNITY

         The Chargor agrees to indemnify and hold harmless the Receiver from and against all actions, claims, expenses, demands and liabilities (save where the same is due to gross negligence or wilful misconduct of the Receiver) whether arising out of contract or tort or in any other way incurred or which may at any time be incurred by him or by any manager, agent, servant or other employee for whose debt, default or miscarriage he may be answerable for anything done or omitted to be done in the exercise or purported exercise of his powers under the provisions of this deed or pursuant hereto.

12.      NO LIABILITY AS MORTGAGEE IN POSSESSION

         The Bank shall not nor shall any Receiver appointed as aforesaid by reason of it or such Receiver entering into possession of the Collateral or any part thereof be liable to account as mortgagee in possession or be liable for any loss on realisation or for any default or omission which mortgagee in possession might be liable except for its gross negligence or wilful misconduct.

13.      EXPENSES

13.1     UNDERTAKING TO PAY

         All costs, charges and expenses incurred and all payments made by the Bank or any Receiver appointed hereunder in the lawful exercise of the powers hereby conferred whether or not occasioned by any act, neglect or default of the Chargor shall carry interest (as well after as before judgment) at the Default Rate from the date of the same being incurred or becoming payable until the date the same are unconditionally and irrevocably paid and discharged in full.

         The amount of such costs, charges, expenses and payments and all such interest thereon and all remuneration payable hereunder shall be payable by the Chargor on demand. All such costs, charges, expenses and payments shall be paid and charged as between the Bank and the Chargor on the basis of a full indemnity and not on the basis of party and party or any other kind of taxation.

13.2     INDEMNITY

         The Bank and every Receiver, attorney, manager, agent or other person appointed by the Bank hereunder shall be entitled to be indemnified out of the Collateral in respect of all liabilities and expenses properly incurred by them in the execution or purported execution of any of the powers, authorities or discretions vested in them pursuant hereto and against all actions, proceedings, costs, claims and demands in respect of any matter or thing done or omitted in any way relating to the Collateral and the Bank and any such Receiver may retain and pay all sums in respect of the same out of any monies received under the powers hereby conferred.

13.3     STAMP DUTIES

         The Chargor shall pay and, forthwith on demand, indemnify the Bank against any liability it incurs in respect of any stamp, registration and similar tax which is or becomes payable in connection with the entry into, performance or enforcement of this Mortgage Debenture.

14.      POWER OF ATTORNEY

14.1     APPOINTMENT AND POWERS

         The Chargor hereby irrevocably appoints the following, namely:-

         (i)      the Bank,

         (ii) each and every person whom the Bank shall from time to time nominate in writing under the hand of any officer of the Bank, and

         (iii) each and any Receiver appointed hereunder and for the time being holding office as such,

         jointly and also severally its attorney and attorneys for it and in the name of the Chargor and otherwise on its behalf and as its act and deed to sign, seal, execute, deliver, perfect and do all deeds, instruments, acts and things which may be required (or which the Bank or any Receiver appointed hereunder shall consider requisite) for carrying out any obligation imposed on the Chargor by or pursuant to this Mortgage Debenture (including but not limited to

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

         the obligations of the Chargor under Clause 5.1 and the statutory covenant referred to in such Clause), for carrying any sale, lease or other dealing by the Bank or such Receiver into effect, for conveying or transferring any legal estate or other interest in land or other property or otherwise howsoever, for getting in the Collateral, and generally for enabling the Bank and the Receiver to exercise the respective powers conferred on them by or pursuant to this Mortgage Debenture by law. The Bank shall have full power to delegate the power conferred on it by this Clause, but no such delegation shall preclude the subsequent exercise of such power by the Bank itself or preclude the Bank from making a subsequent delegation thereof to some other person; and any such delegation may be revoked by the Bank at any time. All money properly expended by any attorney shall be deemed to be expenses incurred by the Bank under this Mortgage Debenture.

14.2     RATIFICATION

         The Chargor shall ratify and confirm all transactions entered into by the Bank or such Receiver or delegate of the Bank in the exercise or purported exercises of the Bank's or such Receiver's respective powers and all transactions entered into, documents executed and things done by the Bank or such Receiver or delegate by virtue of the power of attorney given by Clause 14.1.

14.3     IRREVOCABLE

         The power of attorney hereby granted is as regards the Bank, its delegates and (so far as permitted by law) any such Receiver (and as the Chargor hereby acknowledges) granted irrevocably and for value as part of the security constituted by this Mortgage Debenture to secure proprietary interests of and the performance of obligations owed to, the respective donees within the meaning of the Powers of Attorney Act 1971.

15.      PROTECTION OF PURCHASERS

         No purchaser or other person dealing with the Bank or its delegate or any Receiver appointed hereunder shall be bound to see or inquire whether the right of the Bank or such Receiver to exercise any of its or his powers has arisen or become exercisable or be concerned with notice to the contrary, or be concerned to see whether any such delegation by the Bank shall have lapsed for any reason or been revoked.

16.      SUBSEQUENT CHARGES

         If the Bank shall at any time receive notice of any subsequent mortgage, charge, assignment, hypothecation, pledge or other like interest, matter, event or transaction affecting the Collateral or any part of it (otherwise than with the prior written consent of the Bank as permitted by this Mortgage Debenture) or that a receiver has been appointed to all or any part of the Chargor's assets or that a petition for an administration order or for compulsory liquidation has been presented or a resolution for voluntary liquidation has been passed in relation to the Chargor, the Bank may open a new account or accounts for the Chargor in its books. If the Bank does not in fact open any such new account then, unless it gives express written notice to the Chargor to the contrary, the Bank shall be treated as if it had in fact opened such account or accounts at the time when it received such notice. As from that time and unless such express written notice shall be given to the Chargor, all payments by or on behalf of the Chargor to the Bank shall (in the absence of any express contrary appropriation by the Chargor) be credited, or treated as having been credited, to the new account(s) of the Chargor opened or deemed to have been opened and not as having been

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

         applied in reduction of the Chargor's indebtedness and other liabilities to the Bank at the time when the Bank received such notice.

17.      REDEMPTION OF PRIOR MORTGAGES

         The Bank may, at any time after the security hereby constituted has become enforceable, redeem any prior security interest against the Collateral or any part thereof or procure the transfer thereof to itself and may settle and pass the accounts of the prior mortgagee, chargee or encumbrancer. Any accounts so settled and passed shall be conclusive and binding on the Chargor. All principal moneys, interest, costs, charges and expenses of, and incidental to, such redemption and transfer shall be paid by the Chargor to the Bank on demand.

18.      SET-OFF

18.1     CONSOLIDATION OF ACCOUNTS

         In addition to any general lien or similar right to which it may be entitled by operation of law, the Bank shall have the right upon or at any time after the occurrence of an Event of Default and with notice to the Chargor to combine or consolidate all or any of the Chargor's then existing accounts opened pursuant to this Mortgage Debenture with any liabilities of the Chargor to the Bank and to set-off or transfer any sum or sums standing to the credit of any one or more of such accounts in or towards satisfaction of any of the liabilities of the Chargor to the Bank on any other such account or in any other respect. The liabilities referred to in this Clause may be actual, contingent, primary, collateral, several or joint liabilities, and the accounts, sums and liabilities referred to in this Clause may be denominated in any currency.

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

18.2     SET-OFF

         The Bank may set-off any Secured Obligations owed by the Chargor against any obligation (whether or not matured) owed by the Bank to the Chargor regardless of the place of payment or currency of either obligation. If the obligations are in different currencies, the Bank may convert either obligation in the manner provided in Clause 20.

19.      PAYMENTS

19.1     MANNER OF PAYMENT

         All payments to be made by the Chargor hereunder shall be made in the same currency in which the Secured Obligations are expressed to be payable under the Loan Agreement.

19.2     TAXES

         All payments by the Chargor under or in connection with this Mortgage Debenture shall be made without set-off or counterclaim, free and clear of and without deduction for or on account of all taxes. All taxes in respect of this Mortgage Debenture and payments hereunder shall be for the account of and shall be paid by the Chargor for its own account prior to the date on which penalties attach thereto. If the Chargor is compelled by law to make payment subject to any tax and the Bank does not actually receive for its own benefit on the due date a net amount equal to the full amount provided for hereunder, the Chargor will pay all necessary additional amounts to ensure receipt by the Bank of the full amounts so provided for, provided that the Chargor shall have no liability to the Bank under this Clause 19.2 if and to the extent that such liability would not have been incurred or arisen if the Bank had retained its rights under the Loan Agreement and/or had not changed its lending office. The Chargor will indemnify the Bank in respect of all such taxes upon the Bank providing

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

         to the Chargor evidence that the Bank has suffered or incurred any liability to pay such taxes.

19.3     TAX CREDITS

         If the Bank receives the benefit of a tax credit or an allowance resulting from a payment which includes an additional amount paid by the Chargor under Clause 19.2, it shall (to the extent that it can do so without prejudice to the retention of such credit or allowance and to the extent that it is not unlawful or contrary to any official directive for it to do so) pay to the Chargor such part of that benefit as is, in the reasonable opinion of the Bank, attributable to the withholding or deduction giving rise to payment of that additional amount, provided that the Bank shall:

         (i) be the sole judge of the amount of any such benefit to be so paid to the Chargor and of the date on which it is received by the Bank;

         (ii) have an absolute discretion as to the order and manner in which it employs or claims tax credits and allowances available to it;

         (iii) not be obliged to disclose to the Chargor or any other person any confidential information regarding its tax affairs or tax computations.

19.4     APPROPRIATION OF PAYMENTS

         The Bank shall have an absolute and unfettered right to appropriate any payments received from the Chargor, or otherwise recovered under the Loan Documents to such indebtedness of the Chargor hereunder or thereunder as the Bank may determine, to the exclusion of any right on the

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

         part of the Chargor to make an appropriation in respect of such payments.

20.      CURRENCY

20.1     CURRENCY CONVERSION

(a) The Chargor's liability hereunder shall be to pay to the Bank the full amount of the Principal's Obligations in such currency in which they are for the time being denominated provided that if and to the extent the Chargor shall not pay such amount in such currency the Bank may accept payment of all or part of such amount in any other currency and/or require the Chargor , in substitution for its liability to pay such amount in such currency, to pay an amount in pounds Sterling which is equivalent to the amount of such currency remaining unpaid (and in either case the provisions of Clause 20.1(b) below shall apply);

(b) The equivalent on any day in one currency of any amount denominated in another currency shall be an amount in the first currency equal to the amount which the Bank would have received if the Bank had on such day (or, if such day shall not be a business day, on the next succeeding business day) made a purchase of the first currency with such amount of such other currency at the then prevailing spot rate of exchange of the Bank less all costs, charges and expenses normally incurred by the Bank in connection with such a purchase.

20.2     CURRENCY INDEMNITY

         If the Bank receives an amount in respect of the Chargor's liability under this Mortgage Debenture or if that liability is converted into a claim, proof, judgment or order in a currency other than the currency (the "CONTRACTUAL CURRENCY") in which the amount is expressed to be payable under this Mortgage Debenture (as the case may be):-

         (a) the Chargor shall indemnify the Bank as an independent obligation against any loss or liability arising out of or as a result of the conversion;

         (b) if the amount received by the Bank, when converted into the contractual currency at a market rate in the usual course of its business is less than the amount owed in the contractual currency, the Chargor shall forthwith on demand pay to the Bank an amount in the contractual currency equal to the deficit and to the extent that such conversion results in the Chargor receiving more than the amount owed in the contractual currency the amount of such excess (as conclusively determined by the Bank) shall be paid to the Chargor; and

         (c) the Chargor shall pay to the Bank forthwith on demand any exchange costs and taxes payable in connection with any such conversion.

20.3     WAIVER

         The Chargor waives any right it may have in any jurisdiction to pay any amount under this Mortgage Debenture in a currency other than that in which it is expressed to be payable.

21.      SUSPENSE ACCOUNT

         All monies received, recovered or realised by the Bank under this Mortgage Debenture (including the proceeds of any conversion of currency) may in the discretion of the Bank be credited to any suspense or impersonal account and may be held in such account for so long as the Bank may think fit. The Bank shall not charge interest on so much of the Chargor's indebtedness to the Bank as otherwise accrued under the Principal's Obligations as is equal to the credit balance from time to time on such separate suspense account.

22.      THE BANK'S REMEDIES

22.1     EFFECT OF RELEASE

         Any receipt, release or discharge of the security provided by, or of any liability arising under, this Mortgage Debenture shall not release or discharge the Chargor from any liability to the Bank for the same or any other liability which may exist independently of this Mortgage Debenture.

22.2     ARRANGEMENTS WITH THIRD PARTIES

         The Bank may in its discretion grant time or other indulgence, or make any other arrangement, variation or release with, any person or persons not party hereto (whether or not such person or persons are jointly liable with the Chargor) in respect of any of the Secured Obligations or of any other security therefor or guarantee in respect thereof without prejudice either to the security constituted by or pursuant to this Mortgage Debenture or to the liability of the Chargor for the Secured Obligations or the exercise by the Bank of any rights, remedies and privileges conferred upon it by this Mortgage Debenture.

22.3     RIGHTS CUMULATIVE

         The rights, powers and remedies provided in this Mortgage Debenture are cumulative and are not, nor are they to be construed as, exclusive of any rights, powers or remedies provided by law, or under any of the other Loan Documents.

22.4     WAIVER

         No failure on the part of the Bank to exercise, or delay on its part in exercising, any of the powers and remedies provided by this deed or by law, shall operate as a waiver thereof, nor shall any single or partial waiver of such rights, powers and remedies preclude any further or other exercise of that one of such rights, powers and remedies concerned or the exercise of any other of such rights, powers and remedies.

22.5     COSTS

         All the costs, charges and expenses of the Bank in relation to this Mortgage Debenture or for the Secured Obligations (including, without limitation, the costs, charges and expenses incurred in the carrying out of this Mortgage Debenture into effect or in the exercise of any of the rights, remedies and powers conferred on the Bank hereby or in the perfection or enforcement of the security constituted hereby or pursuant hereto or in the perfection or enforcement of any other security for or guarantee in respect of the Secured Obligations) shall be reimbursed by the Chargor to the Bank on demand on a full indemnity basis provided always that any costs, charges and expenses incurred by the Bank prior to an Event of Default shall be reasonable.

22.6     INSOLVENCY RELATION BACK

         Any settlement or discharge between the Bank and the Chargor shall be conditional upon no security of, or payment to, the Bank (whether by the Chargor or otherwise) being avoided or reduced or required to be paid away by virtue of any requirement (whether or not having the force of law) or enactment, whether relating to bankruptcy, insolvency, liquidation, administration or otherwise, at any time in force or by virtue of any obligation to give effect to any preference or priority and the Bank shall be entitled to recover the value or amount of any such security or payment from the Chargor as if such settlement or discharge had not occurred.

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

23.      PROVISIONS SEVERABLE

         Every provision contained in this Mortgage Debenture shall be severable and distinct from every other provision and if at any time any one or more of such provisions is or becomes invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining such provisions shall not in any way be affected thereby.

24.      THE BANK'S DISCRETION

         Any power which may be exercised or any determination which may be made hereunder by the Bank may be exercised or made in the absolute and unfettered discretion of the Bank.

25.      CERTIFICATES

         A certificate of the Bank setting out the amount of any Secured Obligation due from the Chargor shall be prima facie evidence of such amount against the Chargor in the absence of manifest error.

26.      ASSIGNMENT; SUCCESSORS

26.1     SUCCESSORS

         The expression the "BANK" wherever used herein shall be deemed to include the assignees and other successors, whether immediate or derivative, of the Bank, who shall be entitled to enforce and proceed upon this Mortgage Debenture in the same manner as if named herein.

26.2     ASSIGNMENT

         The Bank shall be entitled at any time to assign all or any of its rights and benefits hereunder to any person to whom the rights and benefits of the Bank under the Loan Agreements are assigned

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

         in accordance with the terms thereof and this Mortgage Debenture shall remain in full force and effect after, and shall continue to secure the Secured Obligations after and resulting from, any such assignment.

27.      DISCHARGE

         If the Chargor shall have unconditionally and irrevocably paid and discharged the Secured Obligations in full (which event shall not occur until all contingent liabilities have either crystallised or expired) and the Bank will at the request and cost of the Chargor duly discharge this Mortgage Debenture and re-assign to the Chargor or as it shall direct such of the Collateral as is hereby assigned to the Bank.

28.      LAW AND JURISDICTION

28.1     LAW

         This Mortgage Debenture shall be governed by and construed in accordance with English law.

28.2     SUBMISSION TO JURISDICTION

         For the exclusive benefit of the Bank, the Chargor irrevocably agrees that the courts of England are to have jurisdiction to settle any disputes which may arise out of or in connection with this Mortgage Debenture and the other Loan Documents and irrevocably submits to the jurisdiction of such courts and agrees that accordingly any suit, action or proceeding arising out of or in connection with this Mortgage Debenture (together in this Clause referred to as "PROCEEDINGS") may be brought in such courts.

28.3     OTHER JURISDICTIONS

         Nothing contained in this Clause shall limit the right of the Bank to take Proceedings against the

         Chargor in any other court of competent jurisdiction, nor shall the taking of Proceedings in one or more jurisdictions preclude the taking of Proceedings in any other competent jurisdiction, whether concurrently or not.

28.4     WAIVER OF OBJECTION

         The Chargor irrevocably waives any objection which it may have now or hereafter to the laying of the venue of any Proceedings in any such court as is referred to in Clause 28.2 and any claim that any such Proceedings have been brought in any inconvenient forum and further irrevocably agrees that a final judgment in any Proceedings brought in the English courts shall be conclusive and binding and may be enforced in the courts of any other competent jurisdiction.

29.      CONSTITUTIONAL DOCUMENTS

         The Chargor hereby certifies that its creation by this Mortgage Debenture of charges in favour of the Bank does not contravene any of the provisions of its constitutional documents.

30.      COUNTERPARTS

         This Mortgage Debenture may be executed in any number of counterparts and by the different parties on separate counterparts and this will have the same effect as if the signatures on the counterparts were on a single copy of this Mortgage Debenture and each such counterpart shall be treated as an original.

31.      NOTICES

         Any notice or other communication required or permitted to be given by this Mortgage Debenture or by applicable law shall be in writing and shall be deemed received (a) on the date delivered, if sent by hand delivery (to the person or department if one is specified below),

         (b) three (3) days following the date deposited in U.S. mail, certified or registered, with return receipt requested, or (c) one (1) day following the date deposited with Federal Express or other national overnight carrier, and in each case addressed as follows:

         IF TO THE CHARGOR:

                  The Company Secretary
                  Guildsoft Limited
                  Unit A
                  The Software Centre
                  East Way
                  Lee Mill Industrial  Estate
                  Ivybridge
                  Plymouth
                  PL21 9PE

         IF TO THE BANK:

                  Mr Andrew H Tsao, Senior Vice President
                  Silicon Valley Bank
                  40 William Street
                  Suit 350
                  Wellesley
                  Massachusetts 02481
                  USA

         WITH COPY TO:

                  Mr James Krumsiek
                  Rieimer & Braunstein LLP
                  Counselors at Law
                  Three Centre Plaza
                  Boston
                  Massachusetts 02108
                  USA

                  Fax:     001 (617) 723 6831

         Failure to provide any courtesy copy shall not invalidate any notice otherwise properly given to the designated party set out above. Any party may change its address to another single address by notice given as herein provided, except any change of address notice must be actually received in order to be effective.


IN WITNESS whereof this Mortgage Debenture has been executed as a deed and delivered by the parties hereto on the day and the year first before written.

                                   SCHEDULE 1

                             DETAILS OF THE PROPERTY


PROPERTY                         INTEREST           TITLE NUMBER/DESCRIPTION

Unit A                           Leasehold          a lease over the Property
The Software Centre                                 between Hopkins Developments
East Way                                            Limited and the Chargor
Lee Mill Industrial  Estate                         commencing 18 September 1998
Ivybridge                                           for the period to 31
Plymouth                                            December 2017
PL21 9PE

EXECUTED and DELIVERED ..........  )
AS A DEED BY GUILDSOFT LIMITED...  )


Acting by:
            Bruce R. Gardner  Director                /s/ Bruce R. Gardner

            John F. Cave  Director/Secretary          /s/ John F. Cave



EXECUTED and DELIVERED ..........  )
AS A DEED by SILICON VALLEY .....  )
BANK.............................  )



By:         Heidi Fetty Assistant Vice President      /s/ Heidi Fetty

A person authorised under the laws of California to execute and deliver as a deed.







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